EXECUTION VERSION

AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT
This AMENDED AND RESTATED TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of May 6, 2013, is hereby entered into by and among APO Corp., a Delaware corporation (“APO Corp.”), Apollo Principal Holdings II, L.P., a Delaware limited partnership (“Apollo Principal II”), Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership (“Apollo Principal IV”), Apollo Principal Holdings VI, a Delaware limited partnership (“Apollo Principal VI”), Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership (“Apollo Principal VIII”), AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“AMH Holdings”) (together with all other Persons (as defined herein) in which APO Corp. acquires a partnership interest, member interest or similar interest after the date hereof and who execute and deliver a joinder contemplated in Section 7.14, the “Partnerships”), and each of the undersigned parties hereto identified as “Holders”.
RECITALS
WHEREAS, the Holders hold interests as partners or members of entities (the “Prior Entities”) and previously sold some of such interests in the Prior Entities, as well as sold some interests in the Partnerships (“Partnership Units”) to APO Corp. and its subsidiaries (the “Initial Sale”) in connection with the issuance of Notes pursuant to the Strategic Agreement dated as of July 13, 2007, by and among the Issuer, APOC Holdings Ltd., a Cayman Islands exempted company, the California Public Employees’ Retirement System and the other parties thereto;
WHEREAS, some of the Holders also indirectly hold Partnership Units through AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership (“AP Professional”);
WHEREAS, each of the Partnerships is treated as a partnership for U.S. Federal income tax purposes;
WHEREAS, the limited partner interests in the Apollo Operating Group (as defined herein), are exchangeable, for Federal income tax purposes, with APO Corp., APO FC and the Issuer for Class A Shares (as defined herein), subject to the provisions of the Amended and Restated Exchange Agreement (as defined herein);
WHEREAS, the Prior Entities, the Partnerships, and each of their direct and indirect subsidiaries, had in effect for the Taxable Year in which the Initial Sale occurred (if they were in existence at such time), and will have in effect for each Taxable Year in which an exchange of Partnership Units for Class A Shares occurs, an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), and which elections are intended generally to result in an adjustment to the tax basis of the assets owned by the Partnerships and the Prior Entities (solely with respect to APO Corp.) at the time of a sale of Partnership Units for Class A Shares, or any other acquisition of Partnership Units for cash or other consideration, including the Initial Sale (collectively, an “Exchange”) (such time, the “Exchange Date”) (such assets and any asset whose tax basis is determined in whole or in part, by reference to the adjusted basis of any such asset, or is adjusted as a result of the sale or exchange of such asset, the “Original Assets”) by reason of such Exchange and the receipt of payments under this Agreement;

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WHEREAS, the original Tax Receivable Agreement among APO Corp., Apollo Principal II, Apollo Principal IV, Apollo Management Holdings, L.P., a Delaware limited partnership, and the Holders party thereto, dated July 13, 2007 (the “Original Tax Receivable Agreement”) provided for certain arrangements with respect to the effect of the Basis Adjustment and Imputed Interest (in each case, as defined herein) on the actual liability for Taxes of APO Corp.;
WHEREAS, the parties to the Original Tax Receivable Agreement together with Apollo Principal VI, Apollo Principal VIII, and AMH Holdings now desire to enter into this Agreement to amend and restate the Original Tax Receivable Agreement in its entirety as more fully set forth below; and
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
Article I

DEFINITIONS
Section 1.01.     Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
“Agreed Rate” means LIBOR plus 100 basis points.
“Agreement” is defined in the Preamble of this Agreement.
“Amended and Restated Exchange Agreement” means the Amended and Restated Exchange Agreement among the Issuer, each of the Apollo Principal Partnerships, APO Corp., APO FC and AP Professional dated the date hereof.
“Amended Schedule” is defined in Section 2.04(b) of this Agreement.
“Amended Tax Benefit Schedule” is defined in Section 3.01(b) of this Agreement.
“AMH Holdings” is defined in the Preamble of this Agreement.
“AOG Units” has the meaning ascribed to such term in the Amended and Restated Exchange Agreement.
“AP Professional” is defined in the Recitals of this Agreement.

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“APO Corp.” means APO Corp. (as defined in the Preamble of this Agreement), and any successor corporation thereof or similar blocker corporation owned, directly or indirectly, by the Issuer.
“APO Corp. Return” means the federal, state, local and/or foreign Tax Return, as applicable, of APO Corp. filed with respect to Taxes of any Taxable Year.
“APO FC” means APO (FC), LLC, an Anguilla limited liability company, and any successor thereof.
“APO LLC” means APO Asset Co., LLC, a Delaware limited liability company, and any successor thereof.
“Apollo Operating Group” shall have the meaning given to such term in the Shareholders Agreement, dated as of July 13, 2007, among the Issuer, AP Professional and the other parties named therein.
“Apollo Operating Group Members” means, collectively, APO Corp., APO FC and APO LLC.
“Apollo Principal II” means Apollo Principal II (as defined in the Preamble of this Agreement), and any successor thereto.
“Apollo Principal IV” means Apollo Principal IV (as defined in the Preamble of this Agreement), and any successor thereto.
“Apollo Principal VI” means Apollo Principal VI (as defined in the Preamble of this Agreement), and any successor thereto.
“Apollo Principal VIII” means Apollo Principal VIII (as defined in the Preamble of this Agreement), and any successor thereto.
“Apollo Principal Partnerships” means, collectively, Apollo Principal Holdings I L.P., a Delaware limited partnership, Apollo Principal Holdings III, a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, a Delaware limited partnership, Apollo Principal Holdings VII, a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, a Cayman Islands exempted limited partnership, Apollo Principal II, Apollo Principal IV, Apollo Principal VI, Apollo Principal VIII, AMH Holdings and any successors thereto.
“B Exchange” has the meaning ascribed to such term in the Amended and Restated Exchange Agreement.
“Basis Adjustment” means, as a result of an Exchange and the payments made pursuant to this Agreement, the adjustment to the tax basis of an Original Asset under (i) Section 732 of the Code (in situations where, as a result of one or more Exchanges, a Partnership becomes an entity that is disregarded as separate from its owner for tax purposes), and (ii) Section 1012 of the Code, or Sections 743(b) and 754 of the Code (in situations where, following an Exchange, a Partnership

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remains in existence as an entity for tax purposes), and, in case of clauses (i) and (ii), comparable sections of state, local and foreign tax laws all as calculated under Section 2.01 of this Agreement. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Partnership Units shall be determined without regard to any Pre-Exchange Transfer of such Partnership Units, and as if any such Pre-Exchange Transfer had not occurred.
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
“Change of Control” means the occurrence of any Person, other than a Person approved by the current Manager, becoming the manager of the Issuer.
“Class A Shares” means the Class A Common Shares of the Issuer representing Class A limited liability company interests of the Issuer.
“Code” is defined in the Recitals of this Agreement.
“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Default Rate” means LIBOR plus 500 basis points.
“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local and foreign tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.
“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.
“Early Termination Notice” is defined in Section 4.02 of this Agreement.
“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.
“Early Termination Rate” means the lesser of (i) 6.5% and (ii) LIBOR plus 100 basis points.
“Early Termination Schedule” is defined in Section 4.02 of this Agreement.
“Exchange” is defined in the Recitals of this Agreement.
“Exchange Basis Schedule” is defined in Section 2.02 of this Agreement.
“Exchange Date” is defined in the Recitals of this Agreement.

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“Exchange Payment” is defined in Section 5.01.
“Excluded Assets” is defined in Section 7.11(c) of this Agreement.
“Expert” is defined in Section 7.09 of this Agreement.
“Holder” means the parties hereto other than APO Corp., Apollo Principal II, Apollo Principal IV, Apollo Principal VI, Apollo Principal VIII, AMH Holdings, and each other individual who from time to time executes a joinder agreement in the form attached hereto as Exhibit A.
“Holder Group Member” means any Holder, Affiliate of a Holder, AP Professional, BRH Holdings, L.P., a Cayman Islands exempted limited partnership, and BRH Holdings GP Ltd., a Cayman Islands limited liability corporation.
“Imputed Interest” shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign tax law with respect to APO Corp.’s payment obligations under this Agreement.
“Initial Sale” is defined in the Recitals of this Agreement.
“Issuer” means Apollo Global Management, LLC, a limited liability company formed under the laws of the State of Delaware, and any successor thereto.
“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBO” or by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such month (or portion thereof).
“Manager” means AGM Management, LLC, a Delaware limited liability company and the manager of the Issuer.
“Market Value” shall mean the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided further, that if the Class A Shares are not then listed on a national securities exchange or interdealer quotation system, “Market Value” shall mean the fair market value of the Class A Shares, as determined by the Manager in good faith.
“Material Objection Notice” has the meaning set forth in Section 4.02.
“Net Tax Benefit” has the meaning set forth in Section 3.01(b).

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“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made.
“Non-Stepped Up Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of APO Corp., including with respect, directly or indirectly, to the income and gains allocable to APO Corp. from any Partnership in which APO Corp. owns an interest (other than a Partnership in which APO Corp. holds AOG Units immediately after the relevant B Exchange, but in which APO LLC or APO FC ( or any other subsidiary of AGM) also owns AOG Units)) using the same methods, elections, conventions and similar practices used on APO Corp.’s Return, but calculated using the Non-Stepped Up Tax Basis instead of the tax basis of the Original Assets and excluding any deduction attributable to the Imputed Interest.
“Notes” has the meaning ascribed to such term in the Strategic Agreement.
“Objection Notice” has the meaning set forth in Section 2.04(a).
“Original Assets” is defined in the Recitals of this Agreement.
“Original Tax Receivable Agreement” is defined in the Recitals of this Agreement.
“Partnerships” is defined in the Preamble of this Agreement.
“Partnership Agreement” means, with respect to a Partnership, the Amended and Restated Limited Partnership Agreement of such Partnership.
“Partnership Units” is defined in the Recitals of this Agreement.
“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.
“Person” shall be construed broadly and includes any individual, corporation, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
“Pre-Exchange Transfer” means any transfer (including upon the death of a Holder) of one or more Partnership Units (i) that occurs prior to an Exchange of such Partnership Units, and (ii) to which Section 743(b) of the Code applies.
“Prior Entities” is defined in the Recitals of this Agreement.
“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Non-Stepped Up Tax Liability over the actual liability for Taxes of APO Corp. or any Partnership in which APO Corp. owns, directly or indirectly, an interest (other than a Partnership in which APO Corp. holds AOG Units immediately after the relevant B Exchange, but in which APO LLC or APO FC ( or any other subsidiary of AGM) also owns AOG Units)), but only with respect to Taxes imposed with respect to income of such Partnership allocable to APO Corp. If all or a portion of the actual liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority for the

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Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.
“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of APO Corp. or any Partnership in which APO Corp. owns an interest (other than a Partnership in which APO Corp. holds AOG Units immediately after the relevant B Exchange, but in which APO LLC or APO FC ( or any other subsidiary of AGM) also owns AOG Units)), but only with respect to Taxes imposed with respect to income of such Partnership allocable to APO Corp., over the Non-Stepped Up Tax Liability for such Taxable Year. If all or a portion of the actual liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority for the Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.
“Reconciliation Dispute” has the meaning set forth in Section 7.09 of this Agreement.
“Reconciliation Procedures” shall mean those procedures set forth in Section 7.09 of this Agreement.
“Schedule” means any Exchange Basis Schedule, Tax Benefit Schedule and the Early Termination Schedule.
“Senior Obligations” has the meaning set forth in Section 5.01 of this Agreement.
“Strategic Agreement” means the Strategic Agreement, dated as of July 13, 2007, by and among Apollo, APOC Holdings Ltd., a Cayman Islands exempted company, the California Public Employees’ Retirement System and the other parties thereto.
“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.
“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.
“Tax Benefit Schedule” is defined in Section 2.03 of this Agreement.
“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.
“Taxable Year” means a taxable year as defined in Section 441(b) of the Code or comparable section of state, local or foreign tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.
“Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges measured with respect to net income or profits and any interest related to such Tax.

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“Taxing Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.
“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, APO Corp. will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustment and the Imputed Interest during such Taxable Year, (2) the federal income tax rates and state, local and foreign income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) any loss carryovers or carryback generated by the Basis Adjustment or the Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by APO Corp. on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers or carrybacks, (4) any non-amortizable assets are deemed to be disposed of (A) with respect to private equity fund related assets, pro-rata over the number of years remaining under the original fund agreement until expected liquidation (without extensions) of the applicable fund (or, if such expected liquidation date has passed, on the Early Termination Date) and (B) with respect to all other assets, on the fifteenth anniversary of the earlier of the Basis Adjustment and the Early Termination Date and (5) if an Early Termination Date is effected prior to an Exchange of Partnership Units, clause (i) of Section 2.01 shall be read to include the Market Value of the Class A Shares and cash that would be transferred if the Exchange of all Partnership Units, that have not previously been Exchanged, occurred on the Early Termination Date.
ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT
Section 2.01.     Basis Adjustment. APO Corp. and the Partnerships, on the one hand, and the applicable Holder, on the other hand, acknowledge that, as a result of an Exchange, APO Corp.’s and its Subsidiaries’ basis in the Original Assets shall be increased by the excess, if any, of (i) the sum of (x) the Market Value of the Class A Shares, cash or other consideration transferred to the applicable Holder pursuant to the Exchange as payment for the sold Partnership Units and interests in the Prior Entities, plus (y) the amount of payments made pursuant to this Agreement with respect to such Exchange plus (z) the amount of debt allocated to the Partnership Units and the interest in the Prior Entities acquired pursuant to such Exchange over (ii) APO Corp.’s and its Subsidiaries’ proportionate share, as determined in accordance with the Code, of the basis of the Original Assets immediately after the Exchange attributable to the Partnership Units and interests in the Prior Entities exchanged, determined as if (x) each Partnership remains in existence as an entity for tax purposes, and (y) no Partnership made the election provided by Section 754 of the

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Code. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.
Section 2.02.     Exchange Basis Schedule. Within 90 calendar days after the filing of the U.S. federal income APO Corp. Return for each Taxable Year in which any Exchange has been effected, APO Corp. shall deliver to the applicable Holder a schedule (the “Exchange Basis Schedule”), (i) the actual unadjusted tax basis of the Original Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Original Assets as a result of the Exchanges effected in such Taxable Year, calculated in the aggregate, (iii) the period or periods, if any, over which the Original Assets are amortizable and/or depreciable and (iv) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable (which, for non-amortizable assets shall be based on the Valuation Assumptions).
Section 2.03.     Tax Benefit Schedule. Within 90 calendar days after the filing of the U.S. federal income APO Corp. Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, APO Corp. shall provide to the applicable Holder a schedule showing the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Schedule will become final as provided in Section 2.04(a) and may be amended as provided in Section 2.04(b) (subject to the procedures set forth in Section 2.04(b)).
Section 2.04.     Procedures, Amendments.
a.Procedure. Every time APO Corp. delivers to the applicable Holder an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.04(b), but excluding any Early Termination Schedule or amended Early Termination Schedule, APO Corp. shall also (x) deliver to the applicable Holder schedules and work papers providing reasonable detail regarding the preparation of the Schedule and (y) allow the applicable Holder reasonable access at no cost to the appropriate representatives at APO Corp. in connection with the review of such Schedule. The applicable Schedule shall become final and binding on all parties unless the applicable Holder, within 30 calendar days after receiving an Exchange Basis Schedule or amendment thereto or 30 calendar days after receiving a Tax Benefit Schedule or amendment thereto, provides APO Corp. with notice of a material objection to such Schedule (“Objection Notice”) made in good faith; provided, for the sake of clarity, only Holders shall have the right to object to any Schedule or Amended Schedule pursuant to this Section 2.04. If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days of receipt by APO Corp. of an Objection Notice, APO Corp. and the applicable Holder shall employ the reconciliation procedures as described in Section 7.09 of this Agreement (the “Reconciliation Procedures”). For the avoidance of doubt, it being understood, that for purposes of this Section 2.04(a), an Amended Schedule (as defined herein) shall not include an amendment made to comply with the Expert’s determination under the Reconciliation Procedures.
b.Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by APO Corp. (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided

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to the applicable Holder, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended APO Corp.’s Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”).
ARTICLE III

TAX BENEFIT PAYMENTS
Section 3.01.     Payments.
a.Payments. Within five (5) calendar days of a Tax Benefit Schedule becoming final in accordance with Section 2.04(a), APO Corp. shall pay to the applicable Holder, for such Taxable Year, the Tax Benefit Payment determined pursuant to Section 3.01(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of the applicable Holder previously designated by such Holder or as otherwise agreed by APO Corp. and the applicable Holder. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax estimated payments.
b.A “Tax Benefit Payment” means an amount, not less than zero, equal to 85% of the sum of the Net Tax Benefit and the Imputed Interest amount. The “Net Tax Benefit” shall equal: (1) APO Corp.’s Realized Tax Benefit, if any, for a Taxable Year plus (2) the amount of the excess Realized Tax Benefit reflected on an Amended Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Tax Benefit Schedule for such previous Taxable Year, minus (3) an amount equal to APO Corp.’s Realized Tax Detriment (if any) for the current or any previous Taxable Year, minus (4) the amount of the excess Realized Tax Benefit reflected on a Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Amended Tax Benefit Schedule for such previous Taxable Year; provided, however, that to the extent of the amounts described in 3.01(b)(2), (3) and (4) that were taken into account in determining any Tax Benefit Payment in a preceding Taxable Year, such amounts shall not be taken into account in determining a Tax Benefit Payment in any other Taxable Year; provided, further, no applicable Holder shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing APO Corp.’s Return with respect to Taxes for such Taxable Year until the Payment Date. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to Partnership Units that were exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by

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utilizing Valuation Assumptions (1), (3), and (4), substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date”.
Section 3.02.     No Duplicative Payments. It is intended that the above provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that 85% of APO Corp.’s Realized Tax Benefit and Interest Amount is paid to the Holders pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner as such intentions are realized.
Section 3.03.     Pro Rata Payments. To the extent APO Corp.’s deduction with respect to the Basis Adjustment is limited in a particular Taxable Year or APO Corp. lacks sufficient funds to satisfy its obligations to make all Tax Benefit Payments due in a particular taxable year, the limitation on the deduction, or the Tax Benefit Payments that may be made, as the case may be, shall be taken into account and made for each applicable Holder on a pro rata basis relative to the total amount of deductions each holder was entitled to get with respect to the aggregate Basis Adjustments for all of the applicable Holders.
ARTICLE IV

TERMINATION
Section 4.01.     Early Termination and Breach of Agreement.
a.APO Corp. may terminate this Agreement with respect to all of the Partnership Units held (or previously held and exchanged) by all Holders at any time by paying to all of the applicable Holders the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all Holders, and provided, further, that APO Corp. may withdraw any notice to execute its termination rights under this Section 4.01(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payments by APO Corp., neither the applicable Holders nor APO Corp. shall have any further payment obligations under this Agreement in respect of such Holders, other than for any (a) Tax Benefit Payment agreed to by APO Corp. and the applicable Holder as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). If an Exchange occurs after APO Corp. exercises its termination rights under this Section 4.01(a), APO Corp. shall have no obligations under this Agreement with respect to such Exchange.
b.In the event that APO Corp. breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1)

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the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by APO Corp. and any Holder as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that APO Corp. breaches this Agreement, the Holders shall be entitled to elect to receive the amounts set forth in (1), (2) and (3), above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due.
c.The undersigned parties agree that the aggregate value of the Tax Benefit Payments cannot be ascertained with any reasonable certainty for U.S. federal income tax purposes.
Section 4.02.     Early Termination Notice. If APO Corp. chooses to exercise its right of early termination under Section 4.01 above, APO Corp. shall deliver to the applicable Holder notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying APO Corp.’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless the applicable Holder Group Member, within 30 calendar days after receiving the Early Termination Schedule thereto provides APO Corp. with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”); provided, for the sake of clarity, only Holder Group Members shall have the right to object to any Schedule or Amended Schedule pursuant to this Section 4.02. If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within 30 calendar days after receipt by APO Corp. of the Material Objection Notice, APO Corp. and the applicable Holder Group Member shall employ the Reconciliation Procedures as described in Section 7.09 of this Agreement. For the avoidance of doubt, it being understood, that for purposes of this Section 4.02, an Amended Schedule shall not include an amendment made to comply with the Expert’s determination under the Reconciliation Procedures.
Section 4.03.     Payment upon Early Termination.
a.Within three calendar days after agreement between the applicable Holder and APO Corp. of the Early Termination Schedule, APO Corp. shall pay to the applicable Holder an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by the applicable Holder or as otherwise agreed by APO Corp. and the applicable Holder.
b.The Early Termination Payment as of the date of the delivery of an Early Termination Schedule shall equal with respect to the applicable Holder the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would

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be required to be paid by APO Corp. to the applicable Holder beginning from the Early Termination Date assuming the Valuation Assumptions are applied.
ARTICLE V

SUBORDINATION AND LATE PAYMENTS
Section 5.01.     Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by APO Corp. to the applicable Holder under this Agreement (an “Exchange Payment”) shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of APO Corp. and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of APO Corp. that are not Senior Obligations.
Section 5.02.     Late Payments by APO Corp. The amount of all or any portion of any Tax Benefit Payment not made to the applicable Holder when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Exchange Payment was due and payable.
ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION
Section 6.01.     Holder Group Member Participation in APO Corp.’s and Partnerships’ Tax Matters. Except as otherwise provided herein, APO Corp. shall have full responsibility for, and sole discretion over, all Tax matters concerning APO Corp. and the Partnerships, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, APO Corp. shall notify the applicable Holder Group Member of, and keep the applicable Holder Group Member reasonably informed with respect to the portion of any audit of APO Corp. and the Partnerships by a Taxing Authority the outcome of which is reasonably expected to affect the applicable Holder Group Member’s rights and obligations under this Agreement, and shall provide to the applicable Holder Group Member reasonable opportunity to provide information and other input to APO Corp., the Partnerships and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that APO Corp. and the Partnerships shall not be required to take any action that is inconsistent with any provision of any of the Partnership Agreements.
Section 6.02.     Consistency. APO Crop. and the applicable Holder agree to report and cause to be reported for all purposes, including federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by APO Corp. in any Schedule required to be provided by or on behalf of APO Corp. under this Agreement.

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Section 6.03.     Cooperation. The applicable Holder shall (a) furnish to APO Corp. in a timely manner such information, documents and other materials as APO Corp. may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to APO Corp. and its representatives to provide explanations of documents and materials and such other information as APO Corp. or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and APO Corp. shall reimburse the applicable Holder for any reasonable third-party costs and expenses incurred pursuant to this Section 6.03.
ARTICLE VII

MISCELLANEOUS
Section 7.01.     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender’s fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to APO Corp., to:
c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attention: John J. Suydam, Esq.
Electronic Mail: jsuydam@apollolp.com

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Gregory A. Ezring, Esq. and Brad R. Okun, Esq.
Electronic mail: gezring@paulweiss.com and bokun@paulweiss.com

If to the applicable Holder, to:
The address and facsimile number set forth in the records of the Partnerships.
Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

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Section 7.02.     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 7.03.     Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 7.04.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
Section 7.05.     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 7.06.     Successors; Assignment; Amendments; Waivers.
a.No Holder may assign this Agreement to any Person without the prior written consent of APO Corp.; provided, however, (i) that, to the extent Partnership Units are effectively transferred in accordance with the terms of the Partnership Agreements and any other agreements the Holders may have entered into with the Issuer, APO Corp. and/or any of the Apollo Operating Group Members or Apollo Principal Partnerships, the transferring Holder shall assign to the transferee of such Partnership Units the transferring Holder’s rights under this Agreement with respect to such transferred Partnership Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to APO Corp., agreeing to become a “Holder” for all purposes of this Agreement, except as otherwise provided in such joinder, and (ii) that, once an Exchange has occurred, any and all payments that may become payable to a Holder pursuant to this Agreement with respect to such Exchange may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to APO Corp., agreeing to be bound by Section 7.12 and acknowledging specifically the last sentence of the next paragraph. For the avoidance of doubt: (A) to the extent a Holder Group Member or other Person transfers

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Partnership Units to a Holder Group Member pursuant to the relevant Partnership Agreements, the Holder Group Member receiving such Partnership Units shall have all rights under this Agreement with respect to such transferred Partnership Units as such Holder Group Members has, under this Agreement, with respect to the other Partnership Units held by him; and (B) the requirement to execute and deliver a joinder pursuant to this Section 7.06(a) shall not be construed as requiring such execution and delivery prior to an assignment becoming effective.
b.Notwithstanding the provisions of Section 7.06(a), no transferee described in clause (i) of Section 7.06(a) shall have the right to enforce the provisions of Section 2.04, 4.02, or 6.01 of this Agreement, and no assignee described in clause (ii) of Section 7.06(a) shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.
c.No provision of this Agreement may be amended unless such amendment is approved in writing by APO Corp., on behalf of itself and the respective Partnerships it Controls, and by Holder Group Members who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Holder Group Members hereunder if APO Corp. had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Holder Group Member pursuant to this Agreement since the date of such most recent Exchange); provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments certain Holders will or may receive under this Agreement unless all such Holders disproportionately effected consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.
d.All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. APO Corp. shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of APO Corp., by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that APO Corp. would be required to perform if no such succession had taken place. Notwithstanding anything to the contrary herein, in the event an Holder Group Member transfers his Partnership Units to a Permitted Transferee (as defined in each Partnership Agreement), excluding any other Holder Group Member, such Holder Group Member shall have the right, on behalf of such transferee, to enforce the provisions of Sections 2.04, 4.02 or 6.01 with respect to such transferred Partnership Units.
Section 7.07.     Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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Section 7.08.     Resolution of Disputes.
a.Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of receipt of notice of arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.
Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.
b.Notwithstanding the provisions of paragraph (a) APO Corp. may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Holder (i) expressly consents to the application of paragraph (c) of this Section 7.08 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints APO Corp. as such Holder’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Holder of any such service of process, shall be deemed in every respect effective service of process upon the Holder in any such action or proceeding.
c.(1) EACH HOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 7.08, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.
i.The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 7.08 and such parties agree not to plead or claim the same.
Section 7.09.     Reconciliation. In the event that APO Corp. and the applicable Holder Group Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.04, and 4.02 within the relevant period designated in this Agreement (“Reconciliation

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Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm. If the parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement is due or any Tax Return reflecting the subject of a disagreement is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by APO Corp., subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by APO Corp. APO Corp. and each applicable Holder Group Member shall bear their own costs and expenses of such proceeding, unless the Holder Group Member has a prevailing position that is more than 10% of the payment at issue, in which case APO Corp. shall reimburse such Holder Group Member for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.09 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.09 shall be binding on APO Corp. and the applicable Holder Group Member and may be entered and enforced in any court having jurisdiction.
Section 7.10.     Withholding. APO Corp. shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as APO Corp. is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by APO Corp., such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Holder.
Section 7.11.     Affiliated Corporations of Other Apollo Operating Group Members; Admission of APO Corp. into a Consolidated Group; Transfers of Corporate Assets.
a.The other Apollo Operating Group Members shall provide that all provisions of this Agreement shall correspondingly apply, including the payment of Tax Benefit Payments by any corporation owned directly or indirectly in whole or in part, now or in the future, by other Apollo Operating Group Members, with respect to any Realized Tax Benefit with respect to limited partner interests in other Apollo Principal Partnerships, that are part of the Exchange and in which such corporation owns an interest, under the same terms and conditions as set forth in this Agreement, and the other Apollo Operating Group Members shall cause such corporation to execute and deliver a joinder to this Agreement to such effect. If either (i) the Issuer or any other Apollo Operating Group Members elects to be treated as a corporation for tax purposes, or (ii) the Issuer holds any other Apollo Operating Group Members directly or indirectly through an entity that is treated as a corporation for tax purposes, then the provisions of this Agreement shall apply (w) to

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such other Apollo Operating Group Members in the same manner as it applies to APO Corp. and (x) to each partnership, limited partnership and limited liability company Controlled by any other Apollo Operating Group Members as if each such entity were a Partnership; provided that, if any Partnership Units or limited partner interests in other Apollo Principal Partnerships were Exchanged prior to an event described in clause (i) or (ii) above, then (y) such Exchange shall be treated for purposes of this Agreement as having occurred immediately after such event at the Market Value in existence at the time of such prior Exchange, and (z) the entity that is to be treated in the same manner as APO Corp. shall be required to make the same Tax Benefit Payments pursuant to the terms of this Agreement that it would have been required to make had it been treated in the same manner as APO Corp. on the date of such Exchange; provided, however, that such Tax Benefit Payments shall be payable only with respect to (I) Original Assets that are still owned at the time of the event described in clause (i) or (ii) above, and (II) taxable years of such entity ending on or after the date of the event described in clause (i) or (ii) above. The parties agree that the terms of this Agreement will be applied to any corporation under this Section 7.11 only if the aggregate Tax Benefit Payments payable with respect to such corporation are reasonably expected to be more than $10 million.
b.If APO Corp. becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments shall be computed with reference to the consolidated taxable income of the group as a whole.
c.Notwithstanding any other provision of this Agreement, if Issuer acquires one or more assets that, as of an Exchange Date, have not been contributed to APO Corp. (other than Issuer’s interests in the other Apollo Operating Group Members) (such assets, “Excluded Assets”), then all Tax Benefit Payments due hereunder shall be computed as if such assets had been contributed to APO Corp. on a pro rata basis on the date such assets were first acquired by Issuer; provided, however, that if an Excluded Asset consists of stock in a corporation, then, for purposes of this Section 7.11(c), (i) such corporation (and any corporation Controlled by such corporation) shall be deemed to have contributed its assets to APO Corp. in a transaction described in Section 351 of the Code, and (ii) APO Corp. shall be deemed to have contributed all such assets to the Partnerships, in each case on the date on which the Issuer acquired stock of such corporation.
d.If any entity that is obligated to make an Exchange Payment hereunder transfers one or more assets to a corporation with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset, plus (i) the amount of debt to which such asset is subject, in the case of a contribution of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a contribution of a partner interest.

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Section 7.12.     Confidentiality. Each Holder and assignee acknowledges and agrees that the information of APO Corp. is confidential and, except in the course of performing any duties as necessary for APO Corp. and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in the strictest confidence and not to disclose to any Person all confidential matters, acquired pursuant to this Agreement, of APO Corp. or any Person included within the Issuer and their respective Affiliates and successors and the other Holders, including, without limitation, the identity of the beneficial holders of interests in any fund or account managed by the Issuer or any of its Subsidiaries, confidential information concerning the Issuer, any Person included within the Issuer and their respective Affiliates and successors, the other Holders and any fund, account or investment managed by any Person included within the Issuer, including marketing, investment, performance data, fund management, credit and financial information, and other business affairs of APO Corp., any Person included within the Issuer and their respective Affiliates and successors, the other Holders and any fund, account or investment managed directly or indirectly by any Person included within APO Corp. learned by the Holder heretofore or hereafter. This clause 7.12 shall not apply to (i) any information that has been made publicly available by APO Corp. or any of its Affiliates, becomes public knowledge (except as a result of an act of such Holder in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for a Holder to prepare and file his or her Tax Returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, each Holder may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (x) APO Corp. and (y) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Holders relating to such tax treatment and tax structure.
If a Holder or assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, APO Corp. shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to APO Corp. or any of its Subsidiaries or the other Holders and the accounts and funds managed by APO Corp. and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.
Section 7.13.     Partnership Agreement. This Agreement shall be treated as part of the partnership agreement of each Partnership as described in Section 761(c) of the Code, and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.
Section 7.14.     Partnerships. APO Corp. hereby agrees that, to the extent it acquires a general partner interest, managing member interest or similar interest in any Person after the date hereof, it shall cause such Person to execute and deliver a joinder to this Agreement and become a “Partnership” for all purposes of this Agreement; provided that APO Corp. shall not be required to cause an Apollo Principal Partnership in which APO Corp. holds interests immediately after the relevant B Exchange, but in which APO LLC or APO FC (or any other subsidiary of AGM) also

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owns interests, to execute and deliver such joinder and become a “Partnership” for purposes of this Agreement.
Section 7.15.     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
[Signatures on following pages]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

APO CORP.

By:    /s/ John J. Suydam
    John J. Suydam
    Vice President and Secretary
APOLLO PRINCIPAL HOLDINGS II L.P.

By: Principal Holdings II GP, LLC,
its General Partner

By:    /s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS IV L.P.

By: Principal Holdings IV GP, LLC,
its General Partner

By:    /s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS VI L.P.

By:    Apollo Principal Holdings VI GP, LLC
    its General Partner

By:    /s/ John J. Suydam
John J. Suydam
Vice President and Secretary

[Tax Receivable Agreement]

APOLLO PRINCIPAL HOLDINGS VIII L.P.

By:    Apollo Principal Holdings VIII GP,LLC
    its General Partner

By:    /s/ John J. Suydam
John J. Suydam
Vice President and Secretary

AMH HOLDINGS (CAYMAN), LP

By:    AMH Holdings GP, Ltd.
    its General Partner

By:    /s/ John J. Suydam
John J. Suydam
Vice President and Secretary

[Tax Receivable Agreement]

HOLDERS:

/s/ Leon D. Black
    Leon D. Black

/s/ Marc J. Rowan
    Marc J. Rowan

/r/ Joshua J. Harris
    Joshua J. Harris

HOLDERS:

BLACK FAMILY PARTNERS, LP

By:    Black Family GP, LLC,
    its General Partner

By:    /s/ Leon D. Black
Leon D. Black
Manager

MJR FOUNDATION LLC

By:    /s/ Marc J. Rowan
Marc J. Rowan
Manager

HOLDER:

/s/ Andrew D. Africk
    Andrew D. Africk

HOLDER:

/s/ Marc E. Becker
    Marc E. Becker

TRANSFEROR

BECKER CHILDREN’S TRUST

By:    /s/ Scott M. Kleinman
Scott M. Kleinman
As Trustee, and not in his individual
capacity

HOLDER:

/s/ John J. Hannan
    John J. Hannan

HOLDER:

/s/ Scott M. Kleinman
    Scott M. Kleinman

TRANSFEROR

THE KLEINMAN CHILDREN’S TRUST,
U/A/D OCTOBER 30, 2006

By:    /s/ Alan Kleinman
Alan Kleinman
Trustee

HOLDER:

/s/ Aaron J. Stone
    Aaron J. Stone

TRANSFEROR

STONE FAMILY PARTNERS, L.P.

By:    /s/ Aaron J. Stone
Aaron J. Stone
General Partner

TRANSFEROR

THE ZINTERHOFER DESCENDANTS
TRUST, U/A/D OCTOBER 30, 2006

By:    /s/ Aerin Lauder Zinterhofer
Aerin Lauder Zinterhofer
Trustee

HOLDER:

/s/ Eric L. Zinterhofer
    Eric L. Zinterhofer

HOLDER:

/s/ James C. Zelter
    James C. Zelter

HOLDER:

/s/ Laurence M. Berg
    Laurence M. Berg

HOLDER:

/s/ Peter P. Copses
    Peter P. Copses

HOLDER:
GALT, REARDEN & SMITH, LLC

By:    /s/ Peter Copses
    Name: Peter Copses
Title: Manager

HOLDER:

/s/ Andrew S. Jhawar
    Andrew S. Jhawar

[Tax Receivable Agreement]